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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e) (2))
[ ]      Definitive Proxy Statement
[X]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                    @PLAN.INC
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1)      Title of each class of securities to which transaction
                  applies:
         (2)      Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)      Proposed maximum aggregate value of transaction:
         (5)      Total fee paid:
[ ]      Fee paid previously with preliminary materials.
[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)       Amount Previously Paid: $19,134
         2)       Form, Schedule or Registration Statement No.: 333-50840
         3)       Filing Party: DoubleClick, Inc.
         4)       Date Filed: 11-28-00


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                                  [@plan Logo]

                        Three Landmark Square, Suite 400
                           Stamford, Connecticut 06901

January 22, 2001

Dear Shareholder:

         I am writing to you today to inform you about a technical modification to the agreement relating to our proposed merger with DoubleClick Inc. On January 22, 2001, we entered into an amendment to the merger agreement to provide flexibility in the mechanics and the structure of the merger in order to realize the most beneficial tax treatment for the parties involved. A copy of the amendment is enclosed with this letter. No other terms of the amended and restated merger agreement were modified. IN PARTICULAR, NO TERMS RELATING TO THE MERGER CONSIDERATION YOU WILL RECEIVE HAVE BEEN AMENDED, WHICH REMAIN AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS RELATING TO THE MERGER, DATED DECEMBER 22, 2000. DoubleClick will elect the exact form of merger consideration on the business day prior to the closing.

         We have provided an amended Notice of Special Shareholders' Meeting which reflects this modification, and have also included a new proxy card in the event that you wish to revoke your proxy in the manner set forth in the proxy statement/prospectus relating to the merger, dated December 22, 2000. You may use either proxy card to vote on matters brought before the special shareholders' meeting. If you have already voted and do not wish to change your vote, no further action by you is required in connection with the special shareholders' meeting.

         The Board of Directors remains committed to our transaction and recommends that all shareholders vote FOR approval of the amended and restated merger agreement (as amended).

         All shareholders are invited to attend the special shareholders' meeting in person. Whether or not you plan to attend, in order that your shares may be represented at the special shareholders' meeting, please complete, sign and date your proxy and return it as soon as possible. If you attend the special shareholders' meeting in person, you may, if you wish, vote personally on all matters brought before the special shareholders' meeting even if you have previously returned your proxy.


                                    Sincerely,

                                    /s/ Mark K. Wright

                                    MARK K. WRIGHT
                                    Chairman